Exhibit 99.1

Tandy Leather Factory, Inc.
2023 Incentive Stock Plan
As amended and approved by stockholders June 10, 2025

Section 1. Purpose of the Plan

The purpose of the Tandy Leather Factory, Inc. 2023 Incentive Stock Plan (the “Plan”) is to attract, retain and motivate Eligible Persons and to align their interests and efforts to the long-term interests of the Company’s shareholders. The Plan is effective as of the date on which it is approved by shareholders entitled to vote at the 2023 annual meeting of shareholders of the Company (the “Effective Date”), and replaces the Tandy Leather Factory, Inc. 2013 Restricted Stock Plan, as amended through the date hereof (the “2013 Plan”), as of such date (provided that the 2013 Plan shall remain in effect solely with respect to awards outstanding under the 2013 Plan as of the Effective Date).

Section 2. Definitions

As used in the Plan,

“2013 Plan Awards” means awards outstanding under the 2013 Plan as of the Effective Date.

“Authorized Officer” means the Vice President of Human Resources or any other officer of the Company as may be designated by the Committee.

“Award” means an award or grant made to a Participant under Sections 6, 7, 8, 9, 10, and/or 11 of the Plan.

“Board” means the Board of Directors of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.

“Corporate Transaction Price” has the meaning set forth in Section 14.3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Company” means Tandy Leather Factory, Inc.

“Disability” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

“Eligible Persons” has the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price (or the average of the high and low per Share trading prices, or the average of the opening and closing prices, if so determined by the Committee) for a Share on the Stock Market during regular session trading as reported by The Wall Street Journal or such other source the Committee deems reliable for a single trading day. The Committee may vary its determination of the Fair Market Value as provided in this Section 2 depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to Section 409A, as provided in Section 409A.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. With respect to any Award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, Options, or Stock Appreciation Rights, or any other stock-based Award, if the foregoing date is not a date on which the Stock Market is open for trading, the “Grant Date” for such an Award shall be the next following date on which the Stock Market is open for trading.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code or any successor provision.

“Layoff” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Notice of Terms” has the meaning set forth in Section 6.2.

“Option” means a right to purchase a specified number of Shares granted under Section 7.

“Other Obligations” has the meaning set forth in Section 12.

“Participant” means any Eligible Person as set forth in Section 5 to whom an Award is granted.

“Performance Goals” means specified performance targets or goals for a particular performance period, which may be based on individual performance, performance of the Company (as a whole or with respect to one or more business units, divisions, acquired businesses, minority investments, partnerships, or joint ventures), and/or other performance criteria established by the Committee pursuant to Section 10, including, but not limited to: sales, profits (including, but not limited to, profit growth, net operating profit or economic profit); profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, adjusted operating cash flow, free cash flow or cash flow return on capital); earnings (including, but not limited to, net earnings, EBITDA, earnings per share, or earnings before or after taxes); net sales growth; net income (before or after taxes, interest, depreciation and/or amortization); gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; customer satisfaction; and working capital targets. Performance Goals and underlying performance criteria may be stated in absolute or relative terms, and may be established or adjusted to include or exclude any components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring, infrequently occurring or one-time events affecting the Company or its financial statements, the effects of acquisitions or divestitures or other items deemed not reflective of the Company’s core performance, or changes in law or accounting principles.

“Performance Restricted Stock” or “Performance Restricted Stock Unit” has the meaning set forth in Section 10.

“Related Company” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other trade, business, or entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Related Company” shall have the meaning ascribed to the term “subsidiary” in Section 424(f) of the Code, and for purposes of determining whether any individual may be a Participant for purposes of any grant of Options or Stock Appreciation Rights, the term “Related Company” shall mean any “Service Recipient” as that term is defined for purposes of Section 409A.

“Restricted Stock” means an Award of Shares granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means an Award of a right to receive a Share, the cash value of a Share, or a combination thereof, granted under Section 9.

“Retirement” means such term as defined by the Committee or an Authorized Officer for purposes of the Plan or an Award or as defined in the applicable Notice of Terms.

“Section 16 Participants” means nonemployee directors and officers of the Company who are subject to Section 16 of the Exchange Act.

“Section 409A” means Section 409A of the Code, or any successor provision, including any proposed and final regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shares” means shares of the common stock, par value $0.0024 per share, of the Company.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 8.1.

“Stock Market” means the Nasdaq Capital Market, or such other stock market or exchange on which the Company’s common stock primarily trades as of an applicable date.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Related Company or with which the Company or any Related Company combines.

“Tax Withholding Obligations” has the meaning set forth in Section 12.

“Termination of Service,” unless otherwise defined by the Committee, an Authorized Officer or in the applicable Notice of Terms, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability, Retirement or Layoff. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by an Authorized Officer or by the Committee with respect to Section 16 Participants, and any such determination shall be final. Transfer of a Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

Section 3. Administration

3.1      Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board; provided, however, that with respect to nonemployee directors, the Plan shall be administered by the full Board unless otherwise determined by the Board. Each administering committee shall be comprised of at least two directors, each of whom shall qualify as an “independent director” as defined under the Stock Market listing standards and a “nonemployee director” as defined in Rule 16b-3 promulgated under the Exchange Act. However, the fact that a Committee member shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee which is otherwise validly made under the Plan.

3.2       Delegation by Committee. Notwithstanding the foregoing, except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange on which the Shares are listed or traded, the Board or the Committee may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate, except with respect to benefits to Section 16 Participants. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Committee may delegate to a person or body the authority to grant Awards to Eligible Persons other than Section 16 Participants, within limits specifically prescribed by the Board or the Committee; provided, however, that no such person or body shall have or obtain authority to grant Awards to themselves or to any Section 16 Participant. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee, party, person, or body to whom the Board or the Committee has delegated authority to administer the Plan.

3.3       Administration and Interpretation by Committee. Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may be adopted by the Board from time to time, to (a) select the Eligible Persons as set forth in Section 5 to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards to be granted under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions of any Award granted under the Plan; (e) approve the forms of Notices of Terms and any other instruments or agreements for use under the Plan; (f) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (g) determine whether, to what extent and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A and in accordance with Section 6.3; (h) interpret and administer the Plan, any Award, any Notice of Terms, and any other instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (j) delegate ministerial duties to such of the Company’s officers as it so determines; (k) waive any terms, conditions or restrictions applicable to any outstanding Award and accelerate vesting of any outstanding Award under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; (l) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, any Notice of Terms, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (m) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Notice of Terms shall be within the sole and complete discretion of the Committee.

Section 4. Shares Subject to the Plan

4.1       Authorized Number of Shares.

(a)       The aggregate number of Shares authorized for issuance under the Plan, subject to adjustment as provided in Section 4.2 and Section 14, shall be comprised of:

(i)         1,700,000 new Shares authorized for issuance under the Plan, plus

(ii)        the number of undelivered Shares that were the subject of 2013 Plan Awards outstanding as of the Effective Date which, after the Effective Date, expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of Shares or are issued and thereafter reacquired by the Company; plus

(iii)       the number of Shares tendered by participants in the 2013 Plan to, or retained by, the Company to satisfy any Tax Withholding Obligations with respect to awards of restricted stock, restricted stock units, performance restricted stock, performance restricted stock units, or performance shares previously granted under the 2013 Plan.

(b)        Shares which may be issued under the Plan may be either authorized and unissued Shares or issued Shares which have been reacquired by the Company (in the open-market or in private transactions) and which are being held as treasury shares. The Committee shall determine the manner in which fractional Share value shall be treated.

(c)        In the event of a change in the Shares of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued Shares, the Shares resulting from any such change shall be deemed to be Shares for purposes of the Plan.

4.2        Share Usage.

(a)        Shares covered by an Award or any portion of an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. Any Shares that are subject to Awards that expire or lapse or are forfeited, surrendered, canceled, terminated, settled in cash in lieu of Shares or are issued and thereafter reacquired by the Company shall again be available for Awards under the Plan, to the extent of such expiration, lapse, forfeiture, surrender, cancelation, termination, settlement or reacquisition of such Awards (as may be adjusted pursuant to Section 14); provided, however, that this provision shall not be applicable with respect to the cancelation of (i) a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right. In addition, Shares issued pursuant to Substitute Awards shall not be counted as used under the Plan.

(b)      Shares tendered by a Participant or retained by the Company (i) as full or partial payment to the Company for the purchase price of an Award or (ii) to satisfy any Tax Withholding Obligations with respect to an Award of Options or Stock Appreciation Rights, shall be counted as used and will not be available for issuance under the Plan. Shares tendered by a Participant or retained by the Company to satisfy any Tax Withholding Obligations with respect to an Award of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, or Performance Restricted Stock Units, or any other stock-based Award other than an Option or Stock Appreciation Right, shall not be counted as used and will be available for issuance under the Plan.

(c)      The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(d)      The number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Shares subject to or paid with respect to an Award.

4.3       Award Limits. The limits in this Section 4.3 are subject to adjustment under Section 14 and are subject to the maximum authorized Shares for issuance under the Plan as set forth in Section 4.1.

(a)        The aggregate number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Participant in any calendar year under the Plan shall not exceed 400,000 Shares.

(b)       The aggregate number of shares that may be subject to Awards of Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, or any other stock-based Award (other than an Option or SAR) granted to any Participant in any calendar year under the Plan shall not exceed 400,000 shares, except that this maximum shall not apply to awards made to Johan Hedberg during 2025.

(c)       Except with respect to a maximum of 20% of the Shares reserved for issuance under the Plan and awards based on performance measures that might be achieved during an undetermined period, Awards of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Restricted Stock, Performance Restricted Stock Units, and any other stock-based Awards shall provide for a minimum vesting period of at least one year from the grant date of the Award; provided that (i) the Committee may permit, or a Notice of Terms may provide for, acceleration of vesting of such Awards in the event of a Termination of Service due to death, Disability, Retirement, Layoff or other circumstances deemed appropriate; and (ii) the foregoing limit shall not apply to Substitute Awards or Shares delivered in lieu of fully vested cash obligations.

(d)        The aggregate number of Shares that may be subject to Incentive Stock Options granted under the Plan shall not exceed 400,000 Shares.

(e)        The aggregate grant date fair value of all Awards granted to any nonemployee director plus the value of any other fees or payments, including cash retainer fees, to any nonemployee director in a single calendar year, in each case, solely with respect to the individual’s service as a nonemployee director, year shall not exceed $50,000 (or, for a nonexecutive chair of the Board, $100,000).

Section 5. Eligibility

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects, or any consultant, agent, advisor or independent contractor who is a natural person and who provides bona fide services to the Company or any Related Company (collectively, “Eligible Persons”).

Section 6. Awards

6.1       Form and Grant of Awards. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone, in addition to or in tandem with any other type of Award.

6.2       Notice of Terms. Awards granted under the Plan to Eligible Persons other than nonemployee directors of the Company shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall, in its discretion, deem advisable (a “Notice of Terms”).

6.3       Deferrals. The Committee may permit a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. The value of the payment so deferred may be allocated to a deferred account established for a Participant under any deferred compensation plan of the Company designated by the Committee. Notwithstanding the foregoing, any deferral made under this Section 6.3 will be made under a deferred compensation plan of the Company or pursuant to the terms of an employment agreement, either of which satisfies the requirements for exemption from or complies with Section 409A.

6.4      Dividends and Distributions. Participants holding Awards may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while the Awards are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, (a) in no event will dividends or dividend equivalents be credited or payable in respect of Options or SARs, (b) dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Award, and shall not be paid until the underlying Award vests and is paid, and (c) the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

Section 7. Options

7.1        Grant of Options. The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2       Option Exercise Price. The exercise price for Shares purchased under an Option shall be as determined by the Committee but shall not be less than 100% of the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

7.3       Term of Options. Subject to earlier termination in accordance with the terms of the Plan and the applicable Notice of Terms, the maximum term of an Option shall be ten years from the Grant Date.

7.4        Exercise of Options.

(a)        The Committee shall establish and set forth in each applicable Notice of Terms the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

(b)        To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery as directed by the Company to the Company or a brokerage firm designated or approved by the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of Shares with respect to which the Option is being exercised, the restrictions imposed on the Shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole Shares and may not be exercised for less than a reasonable number of Shares at any one time, as determined by the Committee. Notwithstanding the foregoing, except as otherwise expressly provided in an applicable Notice of Terms, if on the last day of the term of an Option that is outstanding on such date (i) the closing price of one Share exceeds the per Share exercise price, (ii) the Participant has not exercised the Option, and (iii) the Option has not been terminated due to the Participant’s termination for cause (as determined by the Committee or an Authorized Officer), the Participant will be deemed to have exercised the Option on such day with payment made by withholding the Shares otherwise issuable in connection with the exercise of the Option, and the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld to satisfy the total purchase price and Tax Withholding Obligations.

(c)        No grant of an Option shall include a “reload” feature or any provision entitling the Participant to the automatic grant of an additional Option in connection with any exercise of the original Option.

7.5      Payment of Exercise Price. Except as otherwise provided upon a deemed Option exercise as described in section 7.4(b), the exercise price for Shares purchased under an Option shall be paid in full as directed by the Company to the Company or a brokerage firm designated or approved by the Company by delivery of consideration equal to the product of the Option exercise price and the number of Shares purchased. Such consideration must be paid before the Company will issue the Shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase and subject to any conditions or limitations established by the Committee, which forms may include: (a) wire transfer; (b) tendering by attestation Shares already owned by the Participant that on the day prior to the exercise date have a Fair Market Value equal to the aggregate exercise price of the Shares being purchased under the Option; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any Tax Withholding Obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; (d) a “net exercise” arrangement in which the Company withholds a number of Shares otherwise issuable upon exercise of an Option having a Fair Market Value equal to the Option exercise price of the Shares being purchased under the Option; or (e) such other consideration as the Committee may permit in its sole discretion.

7.6      Post-Termination Exercise. The Committee shall establish and set forth in each applicable Notice of Terms whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

7.7       Incentive Stock Options. The terms of any Incentive Stock Options shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Individuals who are not employees of the Company or one of its parent or subsidiary corporations (as such terms are defined for purposes of Section 422 of the Code) may not be granted Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under the Code (the Fair Market Value being determined as of the Grant Date for the Option), such portion in excess of $100,000 shall be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the adoption in April 2023 of this Plan by the Board.

Section 8. Stock Appreciation Rights

8.1       Grant of Stock Appreciation Rights; SAR Grant Price. The Committee may grant stock appreciation rights (“Stock Appreciation Rights” or “SARs”). A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option, and the grant price of a freestanding SAR shall be equal to the Fair Market Value of a Share on the Grant Date, except for Substitute Awards. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the applicable Notice of Terms, the term of a freestanding SAR shall be a term not to exceed ten years from the Grant Date as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding the foregoing, except as otherwise expressly provided in the applicable Notice of Terms, if on the last day of the term of a Stock Appreciation Right that is outstanding on such date (i) the closing price of one Share exceeds the per Share grant price, (ii) the Participant has not exercised the Stock Appreciation Right, and (iii) the Stock Appreciation Right has not been terminated due to the Participant’s termination for cause (as determined by the Committee or an Authorized Officer), the Participant will be deemed to have exercised the Stock Appreciation Right on such day, and the Company shall deliver to the Participant the number of Shares for which the Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld to satisfy the Tax Withholding Obligations.

8.2       Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. No grant of a SAR shall include a “reload” feature or any provision entitling the Participant to the automatic grant of an additional SAR in connection with any exercise of the original SAR.

8.3      Post-Termination Exercise. The Committee shall establish and set forth in each applicable Notice of Terms whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

Section 9. Restricted Stock and Restricted Stock Units

9.1      Grant of Restricted Stock and Restricted Stock Units. The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such forfeiture restrictions, if any (which may be based on continuous service with the Company or a Related Company or the achievement of any Performance Goals), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the applicable Notice of Terms.

9.2        Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee, (a) the Shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Restricted Stock Units shall be paid in cash, Shares or a combination of cash and Shares as the Committee shall determine in its sole discretion.

Section 10. Performance Restricted Stock and Performance Restricted Stock Units

The Committee may grant Awards of performance restricted stock and performance restricted stock units (“Performance Restricted Stock” or “Performance Restricted Stock Units”, as the case may be) and designate the Participants to whom Performance Restricted Stock or Performance Restricted Stock Units are to be awarded and determine the quantity of Performance Restricted Stock or Performance Restricted Stock Units, the length of the applicable performance period and the other terms and conditions of each such Award. Each Award of Performance Restricted Stock or Performance Restricted Stock Units shall entitle the Participant to a payment in the form of Shares upon the achievement of Performance Goals and other terms and conditions specified by the Committee. Notwithstanding the achievement of any Performance Goals, the number of Shares issued under an Award of Performance Restricted Stock or Performance Restricted Stock Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion. The Committee, in its sole discretion, may make a cash payment equal to the Fair Market Value of the Shares otherwise required to be issued to a Participant pursuant to an Award of Performance Restricted Stock or Performance Restricted Stock Units.

Section 11. Other Stock or Cash-Based Awards

In addition to the Awards described in Sections 7 through 10, and subject to the terms of the Plan, the Committee may grant other Awards payable in cash or in Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

Section 12. Withholding

The Company or a Related Company, as appropriate, may require a Participant entitled to receive payment with respect to an Award to remit to the Company prior to such payment (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award, as applicable (“Tax Withholding Obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“Other Obligations”). The Company shall not be required to issue any Shares or otherwise settle an Award under the Plan until such Tax Withholding Obligations and Other Obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of his or her Tax Withholding Obligations and Other Obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of Shares that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock or Performance Restricted Stock) having a Fair Market Value equal to the Tax Withholding Obligations and Other Obligations, or (d) surrendering a number of Shares the Participant already owns having a value equal to the Tax Withholding Obligations and Other Obligations. The value of the Shares so withheld or tendered to satisfy any Tax Withholding Obligations may exceed the Participant’s minimum required tax withholding rate or such other rate as may be approved by the Committee (up to the maximum tax withholding rate), so long as such withholding does not result in adverse treatment for financial accounting purposes.

Section 13. Assignability

No Award or Notice of Terms, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except (a) by testamentary disposition by the Participant or the laws of intestate succession and (b) that to the extent permitted by the Committee, in its sole discretion, a Participant may designate one or more beneficiaries (through procedures approved or authorized by the Company) who may receive payment under an Award after the Participant’s death. No such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant’s debts, judgments, alimony, or separate maintenance. Except as provided in this Section 13, during the lifetime of a Participant, Awards are exercisable only by the Participant or his or her legal representative in the case of physical or mental incapacitation of the Participant as evidenced by legal order.

Section 14. Adjustments

14.1     No Corporate Action Restriction. Notwithstanding any provision of the Plan to the contrary, the existence of the Plan, any Notice of Terms and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any subsidiary’s capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the Company’s or any subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Company or any subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any subsidiary, or any employees, officers, shareholders or agents of the Company or any subsidiary, as a result of any such action.

14.2     Recapitalization Adjustments. Notwithstanding any provision of the Plan to the contrary, in the event of a dividend or other distribution (whether in the form of cash, Shares, other securities, or other property) other than regular cash dividends, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, change in control or exchange of Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board shall equitably adjust (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the maximum Share limitation applicable to each type of Award that may be granted to any individual Participant in any calendar year, (c) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (d) the exercise price with respect to any Option or the grant price with respect to any Stock Appreciation Right.

14.3    Corporate Transactions. Notwithstanding any provision of the Plan to the contrary, if the Company enters into or is involved in any Corporate Transaction, the Board may, prior to such Corporate Transaction and effective upon such Corporate Transaction, take such action as it deems appropriate, including, but not limited to, replacing outstanding Awards with Substitute Awards in respect of the shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Transaction. Notwithstanding anything to the contrary in the Plan, if any Corporate Transaction occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Options and/or Stock Appreciation Rights and to pay to each affected Participant in connection with the cancelation of such Participant’s Options and/or Stock Appreciation Rights, an amount equal to the excess (if any) of the Corporate Transaction Price (as defined below), as determined by the Board, of the Shares underlying any unexercised Options or Stock Appreciation Rights (whether then exercisable or not) over the aggregate exercise price of such unexercised Options and/or Stock Appreciation Rights, and make additional adjustments and/or settlements of other outstanding Awards as it determines to be fair and equitable to affected Participants. Upon receipt by any affected Participant of any such Substitute Award (or payment) as a result of any such Corporate Transaction, such Participant’s affected Awards for which such Substitute Awards (or payment) were received shall be thereupon canceled without the need for obtaining the consent of any such affected Participant.

For purposes of the Plan,

(a)       “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(b) “Corporate Transaction Price” means the highest price per Share paid in any transaction related to a Corporate Transaction. To the extent that the consideration paid in any Corporate Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the good-faith discretion of the Board consistent with provisions of Section 409A and/or other applicable law.

Section 15. Amendment and Termination

15.1      Amendment, Suspension or Termination of the Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable or as necessary or advisable to comply with the listing standards of the Stock Market or any national securities exchange on which the Company’s securities are listed as required under Section 10D of the Exchange Act or any other applicable law, rule, or regulation; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board.

Notwithstanding the foregoing, an amendment that constitutes a “material revision” requiring shareholder approval as defined by the rules of the Stock Market shall be submitted to the Company’s shareholders for approval. In addition, any revision that increases the number of shares stated in Section 4.1 as available for issuance under the Plan shall be considered a material revision that requires shareholder approval.

15.2      Term of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

15.3      Consent of Participant. The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

Section 16. General

16.1      Clawbacks. Awards granted under the Plan and any gross proceeds received by Participants with respect to Awards granted under the Plan shall be subject to any clawback policy adopted by the Company to comply with the listing standards of any national securities exchange on which the Company’s securities are listed as required under Rule 10D-1 under the Exchange Act or any other applicable law, rule, or regulation. In addition, subject to applicable local law, or except as otherwise expressly provided pursuant to an applicable Notice of Terms, Awards granted under the Plan and any gross proceeds received by Participants with respect to Awards granted under the Plan shall be subject to clawback and forfeiture (meaning that the Award must be promptly returned to the Company if already distributed, or that a Participant will lose his or her entitlement to an Award if it has not yet been distributed) in the event a Participant or former Participant engages in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of the later of the vesting or receipt of payment of the Award: the Participant (a) pleads or admits to, is convicted of, or is otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (b) directly or indirectly engages in competition with any aspect of Company business with which the Participant was involved or about which the Participant gained Company proprietary or confidential information; (c) induces or attempts to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, the Participant or any third party; (d) disparages or defames the Company, its products, or its current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (e) takes, misappropriates, uses, or discloses Company proprietary or confidential information. Clawback can, if applicable and where permitted by applicable local law, be made by deducting payments that will be due in the future (including salary, bonuses, and other forms of compensation). A Participant’s acceptance of an Award under the Plan shall constitute such Participant’s acknowledgement and recognition that the Participant’s compliance with this Section 16.1 is a condition for the Participant’s receipt of the Award. For purposes of this Section 16.1, the Company shall include the Company and all Related Companies.

Nothing in this Section 16.1 will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

16.2      No Individual Rights. No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

16.3      Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any applicable Notice of Terms provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4      Indemnification. Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend the same on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.

16.5      No Rights as a Shareholder. Unless otherwise provided by the Committee or in the applicable Notice of Terms, no Option or Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are the subject of such Award.

16.6     Compliance with Laws and Regulations. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are Section 16 Participants without so restricting, limiting or conditioning the Plan with respect to other Participants. With respect to Section 16 Participants, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision.

Additionally, notwithstanding anything contained in the Plan to the contrary, it is the Company’s intention that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption under Section 409A and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right , but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or compliance with Section 409A. Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A are intended to qualify for the short-term deferral exemption to Section 409A, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2-1/2 months after the end of the calendar year in which the Award became vested unless otherwise permitted under the exemption provisions of Section 409A. Notwithstanding the foregoing, with respect to any Award made under the Plan that is determined to be “deferred compensation” (within the meaning of Section 409A), (a) references to Termination of Service will mean the Participant’s “separation from service” (within the meaning of Section 409A) with the Company or any applicable Related Company, and (b) any payment to be made with respect to such Award in connection with the Participant’s Termination of Service that would be subject to the limitations in Section 409A(a)(2)(b) of the Code shall be delayed until six months after the Participant’s separation from service (or earlier death) in accordance with the requirements of Section 409A.

16.7     Participants in Other Countries. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Related Company may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries, to comply with applicable foreign laws and to meet the objectives of the Plan.

Notwithstanding the provisions of Sections 7.2 and 8.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 7.2 or 8.1, provided that the averaging period does not exceed 30 days.

16.8      No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.9  Successors All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

16.10   Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.11   Choice of Law. The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof, except as otherwise expressly provided in an applicable Notice of Terms.

16.12   Acknowledgment. Notwithstanding anything in the Plan or any Notice of Terms to the contrary, nothing in the Plan or in a Notice of Terms prevents a Participant form providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity, a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.